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                                                                    Exhibit n(i)

                     EXHIBIT A TO THE AMENDED AND RESTATED
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3






                              BLUE CHIP GROWTH FUND
                            CALIFORNIA TAX FREE FUND
                            CAPITAL APPRECIATION FUND
                                CONVERTIBLE FUND
                               EQUITY INCOME FUND
                                EQUITY INDEX FUND
                                 GOVERNMENT FUND
                             GLOBAL HIGH YIELD FUND
                            GROWTH OPPORTUNITIES FUND
                         HIGH YIELD CORPORATE BOND FUND
                             INTERNATIONAL BOND FUND
                            INTERNATIONAL EQUITY FUND
                                 MAP EQUITY FUND
                                MONEY MARKET FUND
                             NEW YORK TAX FREE FUND
                               RESEARCH VALUE FUND
                              SMALL CAP GROWTH FUND
                              SMALL CAP VALUE FUND
                              STRATEGIC INCOME FUND
                              STRATEGIC VALUE FUND
                               TAX FREE BOND FUND
                                TOTAL RETURN FUND
                                   VALUE FUND
                             SELECT 20 EQUITY FUND
                              MID CAP GROWTH FUND